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                                                                     Exhibit 9.1

                        MANAGEMENT VOTING TRUST AGREEMENT

            THIS MANAGEMENT VOTING TRUST AGREEMENT (the "Agreement") is entered into as of December 12, 1996, by and among Young & Rubicam Inc., a New York corporation ("Y&R NY"), Young & Rubicam Holdings Inc., a New York corporation ("Holdings"), and Young & Rubicam Inc., a Delaware corporation ("Y&R DEL"), a trust established pursuant to the Restricted Stock Trust Agreement (the "Restricted Stock Trust"), each of the persons listed on Schedule A attached hereto (the Restricted Stock Trust and such persons, collectively, the "Initial Management Investors"), Peter A. Georgescu, Alan J. Sheldon, Stephanie W. Abramson, Thomas D. Bell, Michael J. Dolan, Mitchell Kurz, John P. McGarry, Jr. and Edward H. Vick as voting trustees (together with their successors, the "Voting Trustees") of the voting trust created hereunder (the "Management Voting Trust"). The Initial Management Investors together with any individuals who become holders of shares of Common Stock, or interests in Common Stock, or holders of shares of Money Market Preferred Stock, who are employees of the Company or its Affiliates (other than the HFCP Investors and their Affiliates), and their permitted transferees, in each case who become parties hereto in accordance with the terms hereof are referred to herein and their permitted transferees, in each case as the "Management Investors."

            All terms defined in the Stockholders' Agreement being entered into concurrently herewith by and among the HFCP Investors, the Director Investors, the Initial Management Investors, the Management Voting Trust, Holdings, Y&R NY and Y&R DEL (as such agreement may be amended or modified pursuant to its terms, the "Stockholders' Agreement"), that are not otherwise defined herein, are used herein with the same meaning.

                                    RECITALS

            WHEREAS, the Company and the Initial Management Investors deem it necessary and advisable that the Management Voting Trust be the record owner of all shares of Common Stock and Money Market Preferred Stock, other than the shares of Common Stock owned by the HFCP Investors (or, following the Closing, their Affiliates and permitted transferees) or the Director Investors, on the terms and conditions set forth herein, in order to assure that, among other things, all Management Investors vote with a single voice with respect to all matters submitted to the vote of the stockholders of the Company;

            WHEREAS, the individual Initial Management Investors (i) pursuant to the Stock Subscription Agreement, have subscribed to shares of common stock, par value $0.01 per share, of Holdings ("Holding Common Stock"), and pursuant to the Stock Option Plan have been granted Roll-Over Options and Executive Options and
(ii) pursuant to the Restricted Stock Plan have been allocated an interest in shares of Holdings Common Stock under the Restricted Stock Trust (the "Restricted Stock");

            WHEREAS, the HFCP Investors have subscribed to certain shares, and an option to purchase shares, of Common Stock pursuant to the terms of the Contribution Agreement;

            WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are entering into the Stockholders' Agreement;
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            WHEREAS, immediately following the closing of the acquisition of shares of Holdings Common Stock under the Contribution Agreement and the Stock Subscription Agreement, Holdings will merge with and into Y&R NY (the "Holdings Merger"), Y&R NY will be the surviving corporation in such merger, all outstanding shares of common stock, par value $.25 per share, of Y&R NY ("Y&R NY Common Stock") will be exchanged for cash (or, if elected by the holders thereof, for shares of money market preferred stock, without par value, of Y&R NY ("Y&R NY Money Market Preferred Stock")) and all outstanding shares of Holdings Common Stock will become shares of Y&R NY Common Stock;

            WHEREAS, following the Holdings Merger, upon the terms and subject to the conditions set forth in the Contribution Agreement, Y&R NY will merge with and into Y&R DEL (the "Company Merger"), Y&R DEL will be the surviving corporation in such merger, all outstanding shares of Y&R NY Common Stock will become shares of common stock, par value $.01 per share, of Y&R DEL ("Y&R DEL Common Stock"), and all outstanding shares of Y&R NY Money Market Preferred Stock will become shares of money market preferred stock, without par value, of Y&R DEL ("Y&R DEL Money Market Preferred Stock") (Holdings, and its successors by merger, Y&R NY and Y&R DEL, upon the occurrence of such mergers are referred to collectively herein as the "Company"; the shares of Holdings Common Stock which become shares of Y&R NY Common Stock and then become shares of Y&R DEL Common Stock, upon the occurrence of such mergers, are hereinafter referred to collectively herein as "Common Stock" and the shares of Y&R NY Money Market Preferred Stock which become shares of Y&R DEL Money Market Preferred Stock, upon the occurrence of such mergers, are hereinafter referred to collectively herein as "Money Market Preferred Stock"); and

            WHEREAS, the parties hereto deem it to be in the best interests of the Company and the Management Investors to enter into this Agreement;

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and obligations set forth in this Agreement, the parties hereto agree as follows:

            1. Creation of Voting Trust.

            1.1 Deposit of Shares. Each of the Management Investors hereby assigns and transfers, and agrees to assign and transfer, to the Voting Trustees, in their capacity as trustees of the Management Voting Trust, all of the shares of Common Stock and all shares of Money Market Preferred Stock now or at any time hereafter held by such Management Investor, or which such Management Investor becomes entitled to receive, during the term of this Agreement, however acquired (including, without limitation, pursuant to the Stock Subscription Agreement, upon the exercise of any options to purchase Common Stock, or upon distribution from the Restricted Stock Trust), and shall immediately deposit with the Voting Trustees, in their capacity as trustees of the Management Voting Trust, the certificates for any such shares now held by such Management Investor, or which such Management Investor may receive, duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank. The Company shall pay any requisite federal, state and local transfer taxes or other taxes, or other governmental charges, if any, payable in respect of such deposit or transfer.


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            1.2 Issuance of Stock Certificates to Management Voting Trust. Each
Management Investor agrees that, with respect to the shares of Common Stock issued by the Company to such Management Investor pursuant to the Stock Subscription Agreement, or upon the exercise by such Management Investor of any options to acquire Common Stock or upon distribution from the Restricted Stock Trust, or otherwise during the term of this Agreement, and with respect to the shares of Money Market Preferred Stock issued by the Company in the Holdings Merger, the Management Investor hereby directs Stephanie W. Abramson, as his or her agent, to deposit with the Voting Trustees the shares so issued by delivering directly to the Voting Trustees, in their capacity as trustees of the Management Voting Trust, a certificate or certificates representing the shares of Common Stock or Money Market Preferred Stock, as the case may be, so acquired by and issued in the name of, such Management Investor, together with appropriate stock powers transferring such certificate(s) to the Voting Trustees. All certificates representing shares of Common Stock or Money Market Preferred Stock so delivered to the Voting Trustees by any Management Investor pursuant to this Agreement shall be surrendered by the Voting Trustees to the Company and canceled, and new certificates shall be issued by the Company to and in the name of the Voting Trustees, in their capacity as trustees of the Management Voting Trust. All certificates for shares of Common Stock or Money Market Preferred Stock issued to the Management Voting Trust pursuant to Section
1.1 or this Section 1.2, along with any other certificates for shares issued to the Management Voting Trust pursuant to Section 3.2 hereof, shall be endorsed by the Company with a legend to the effect that they are issued by the Company pursuant to this Agreement and a similar notation shall appear in the appropriate place in the transfer books of the Company.

            1.3 Delivery of Voting Trust Certificates. Upon receipt by the Voting Trustees of the certificates for any shares of Common Stock or Money Market Preferred Stock of the Company, the Voting Trustees shall hold such shares subject to the terms and conditions of this Agreement and shall deliver or cause to be delivered to each respective Management Investor a voting trust certificate ("Voting Trust Certificate") representing the shares so deposited by such Management Investor in the form provided in Section 2.1 hereto.

            1.4 Future Stockholders. Any person who has not previously become a Management Investor and who acquires an interest in shares of Common Stock or Money Market Preferred Stock in connection with (a) a Transfer permitted by this Agreement to such person of Voting Trust Certificates, (b) the grant of any options to acquire Common Stock to such person, or (c) the allocation of an interest in Restricted Stock to such person, shall execute and deliver to the Voting Trustees or the Agent (as hereinafter defined) on their behalf, a supplement to this Agreement, by which such person shall agree to be bound by the terms, limitations and conditions of this Agreement applicable to Management Investors; provided, however, that no Voting Trust Certificates shall be issued to such person in the case of clause (b) until such option is exercised and in the case of clause (c) until such Restricted Stock vests and is released to such person.

            1.5 Acceptance of Trust. Each of the Management Voting Trust and the Voting Trustees hereby accepts the trust created hereby in accordance with all of the terms and conditions contained in this Agreement.

            2. Voting Trust Certificates.


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            2.1 Form; Legend. The Voting Trust Certificates to be issued and delivered by the Management Voting Trust under this Agreement in respect of any shares of Common Stock or Money Market Preferred Stock shall be substantially in the form of Exhibit 1 (or in the case of Money Market Preferred Stock, Exhibit
2) attached hereto, with such changes thereto consistent with the provisions of this Agreement as the Voting Trustees may from time to time deem appropriate. Each Voting Trust Certificate shall be signed by at least two Voting Trustees and shall bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:

      NOTICE IS HEREBY GIVEN that the securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or non-U.S. jurisdiction. The securities cannot be offered, sold, transferred or otherwise disposed of except (i) pursuant to an effective registration statement or amendment thereto under such Act and any other applicable laws or (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such Act and such other applicable laws. The sale, transfer or other disposition of the securities represented by this certificate and certain other rights and obligations of the holder of this certificate are also subject to the Stockholders' Agreement and the Management Voting Trust Agreement, each dated as of December 12, 1996 and by and among the Company and the other parties thereto (copies of which are available for review at the principal office of the Company by contacting the Secretary of the Company). The Company reserves the right to refuse the transfer of such securities until all terms and conditions have been fulfilled with respect to such transfer as set forth in such agreements.

            2.2 Transfer; Registered Holders; Transfer Books.

            (a) Shares of Common Stock or Money Market Preferred Stock, as the case may be, and the Voting Trust Certificates representing such shares are necessarily linked and cannot be transferred separately. Any Transfer of Voting Trust Certificates shall be deemed to effect a Transfer of the interest represented thereby in the underlying shares, and any Transfer of an interest in shares of Common Stock or Money Market Preferred Stock, as the case may be, with respect to which Voting Trust Certificates have been issued shall be deemed to effect a Transfer of such Voting Trust Certificates.

            (b) Voting Trust Certificates shall be transferable only on the books of the Management Voting Trust, upon surrender of such Voting Trust Certificates (duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank, together with all requisite transfer tax stamps attached thereto and an amount sufficient to pay all federal, state and local taxes or other governmental charges, if any, then payable in connection with such transfer) by the registered holder in person or by such holder's duly authorized attorney. Upon the surrender of any Voting Trust Certificates for transfer in conformity with this Agreement, the Management Voting Trust shall cancel such Voting Trust Certificates and issue to the transferee new Voting Trust Certificates in the same form and representing the same number of shares of Common Stock or Money Market Preferred Stock, as the case may be, as the Voting Trust Certificates presented for cancellation. Any new Voting Trust Certificate so issued to a


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transferee shall specify thereon the name of the Management Investor who was initially issued the interest in Common Stock or Money Market Preferred Stock, as the case may be, represented by such Voting Trust Certificate.

            (c) The Voting Trustees shall have the power to appoint an administrative agent (the "Agent"), which may be the Company or an employee of the Company, for the purposes of holding and maintaining the books of the Management Voting Trust pursuant to this Agreement. The Company shall pay any fees and expenses incurred by the Agent, and shall provide any customary indemnification required by the Agent, in connection with the Agent's duties hereunder.

            (d) The Management Investors represent and warrant that they are acquiring the Voting Trust Certificates for investment purposes and not with a view to their resale or distribution. The Management Voting Trust shall not be required to Transfer Voting Trust Certificates unless it shall receive an opinion of counsel satisfactory to it that no violation of the registration provisions of the United States federal or state securities laws would result from the transfer.

            (e) The Management Voting Trust may treat the registered holder of each of the Voting Trust Certificates as the absolute owner thereof for all purposes whatsoever, and accordingly shall not be required to recognize any legal, equitable or other claim or interest in each such Voting Trust Certificate on the part of any other person, whether or not the Management Voting Trustees shall have express or other notice thereof.

            2.3 Restrictions on Transfer. No Transfer of the Voting Trust Certificates (or the related shares of Common Stock or Money Market Preferred Stock, as the case may be) will be effective, recognized by the Company or the Voting Trustees or recorded on the books and records of the Company and the Management Voting Trust unless (a) the intended transferee first becomes a party to this Agreement, (b) in the case of Common Stock, such Transfer is permitted under the Stockholders' Agreement and the applicable provisions of the Stockholders' Agreement relating to Transfers are duly complied with and in the case of Common Stock, the Management Investor complies with Section 7.2(b) hereof if applicable. 3. Dividends; Distributions Upon Termination of Employment of Management Investor and Certain Other Events.

            3.1 Cash or Other Non-Stock Dividends. The Management Voting Trust shall receive, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares deposited hereunder and shall distribute directly any such dividends or distributions to holders of Voting Trust Certificates in proportion to their respective interests therein as shown on the books of the Management Voting Trust, such distribution to be equivalent to the dividends or distribution which each respective holder would have been entitled to receive had he or she not deposited the shares of Common Stock or Money Market Preferred Stock, as the case may be, hereunder.

            3.2 Stock Dividends. The Management Voting Trust shall receive and hold, subject to the terms of this Agreement, any shares of Common Stock or other capital stock of the


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Company and any securities convertible or exchangeable for shares of Common
Stock or such other capital stock or warrants to purchase Common Stock or such other capital stock, or (unless otherwise determined by the Voting Trustees) any stock of any other entity, issued in respect of the Company's stock by reason of any capital reorganization, stock dividend, stock split, combination or any other change or adjustment in respect of the shares of Common Stock or such other capital stock held by it, and shall issue and deliver Voting Trust Certificates therefor to the holders of the Voting Trust Certificates in proportion to their respective interests therein as shown on the books of the Management Voting Trust.

            3.3 Distributions Upon Termination of Employment of Management Investor. Upon surrender and delivery to the Management Voting Trust by a Management Investor of Voting Trust Certificates representing an interest in shares of Common Stock purchased by the Company or the HFCP Investors pursuant to Sections 4.02, 4.03, or 4.10 of the Stockholders' Agreement, the Management Voting Trust shall (a) transfer to such Management Investor any payments received by the Management Voting Trust in consideration of such shares of Common Stock and (b) deliver to the party from whom it has received such payment certificates endorsed in blank for shares of Common Stock representing the same number of shares of Common Stock as are represented by the Voting Trust Certificates so surrendered and delivered to the Management Voting Trust, and thereupon all liability of the Management Voting Trust for delivery of such certificates shall terminate. Any Voting Trust Certificates delivered to the Management Voting Trust pursuant to this Section 3.3 shall be canceled by the Management Voting Trust.

            3.4 Distributions to Satisfy Withholding And other Income Tax Obligations in Connection with Distributions under the Restricted Stock Plan. Upon surrender and delivery by the Restricted Stock Trust (or any Participant or Permitted Transferee (each as defined in the Restricted Stock Plan)) under the Restricted Stock Plan) to the Management Voting Trust of any Voting Trust Certificate, the Management Voting Trust shall deliver to the Company certificates endorsed in blank for shares of Common Stock representing the same number of shares of Common Stock as are represented by the Voting Trust Certificate so surrendered and delivered, and thereupon all liability of the Management Voting Trust for delivery of such certificates shall terminate; provided, however, that the Management Voting Trust shall not make any such delivery pursuant to this Section 3.4 unless it has received written notice from the Restricted Stock Trust that a Vesting Event under the Restricted Stock Plan has occurred (as defined therein) and has received written notice from the Restricted Stock Trust (or such Participant or Permitted Transferee) that (a) the Restricted Stock Trust intends to deliver, or the Participant or Permitted Transferee intends for the Management Voting Trust to deliver, to the Company a number of shares of Common Stock in connection with a distribution of Voting Trust Certificates under the Restricted Stock Plan in order to satisfy applicable withholding or other income taxes or other similar charges in connection with such a distribution and that such action is permitted under
Section 6.2 of the Restricted Stock Plan and (b) immediately upon delivery of any such certificates to the Restricted Stock Trust, the Restricted Stock Trust shall deliver them to the Company. If the value of the shares of Common Stock represented by the Voting Trust Certificate so surrendered and delivered is greater than the amount necessary to satisfy the applicable withholding or other income taxes or other similar charges, the Management Voting Trust shall deliver a Voting Trust Certificate representing the number of shares of Common


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Stock equal to such excess value to the Participant or Permitted Transferee whose Voting Trust Certificate was so surrendered and delivered in accordance with Section 1.3 hereof.

            3.5 Distributions In Connection With Indemnity Claims of the HFCP Investors. Upon surrender and delivery by the Restricted Stock Trust to the Management Voting Trust of any Voting Trust Certificate, the Management Voting Trust shall deliver to the Company certificates endorsed in blank for shares of Common Stock representing the same number of shares of Common Stock as are represented by the Voting Trust Certificate so surrendered and delivered, and thereupon all liability of the Management Voting Trust for delivery of such certificates shall terminate; provided, however, that the Management Voting Trust shall not make any such delivery pursuant to this Section 3.5 unless it has received written notice from the Restricted Stock Trust that the Restricted Stock Trust is required under Article IX of the Contribution Agreement and
Section 5 of the Restricted Stock Plan to deliver such certificates to the Company. If the value of the shares of Common Stock represented by the Voting Trust Certificate so surrendered and delivered is greater than the amount necessary to satisfy the indemnity obligations under Article IX of the Contribution Agreement, the Management Voting Trust shall deliver a Voting Trust Certificate representing the number of shares of Common Stock equal to such excess value to the Restricted Stock Trust in accordance with Section 1.3 hereof.

            3.6 Distributions to Satisfy Exercise Price and Withholding And Other Income Tax Obligations in Connection with Exercise of Options. Upon surrender and delivery by a Management Investor who is a Participant or Permitted Transferee (each as defined in the Stock Option Plan) under the Stock Option Plan to the Management Voting Trust of any Voting Trust Certificate, the Management Voting Trust shall deliver to the Company certificates endorsed in blank for shares of Common Stock representing the same number of shares of Common Stock as are represented by the Voting Trust Certificate so surrendered and delivered, and thereupon all liability of the Management Voting Trust for delivery of such certificates shall terminate; provided, however, that the Management Voting Trust shall not make any such delivery pursuant to this
Section 3.6 unless it has received written notice from such Management Investor that such Management Investor (i) is exercising an Option or Options in accordance with Section 8 of the Stock Option Plan, and (ii) to the extent permitted under Sections 8.4 or 8.1 of the Stock Option Plan, respectively, intends the Management Voting Trust to deliver to the Company the number of shares of Common Stock represented by the Voting Trust Certificate surrendered and delivered to the Management Voting Trust in order to (A) satisfy applicable withholding or other income taxes or other similar charges in connection with the exercise of such Option or Options and/or (B) pay the exercise price for such Option or Options. If the value of the shares of Common Stock represented by the Voting Trust Certificate so surrendered and delivered is greater than the amount necessary to satisfy such taxes or charges and/or to pay such exercise price, the Management Voting Trust shall deliver a Voting Trust Certificate representing the number of shares of Common Stock equal to such excess value to the Participant or Permitted Transferee whose Voting Trust Certificate was so surrendered and delivered in accordance with Section 1.3 hereof.

            4. Powers and Rights of the Management Voting Trust.


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            4.1 Voting. (a) Subject to paragraph (b) below, so long as Peter A.
Georgescu (or any other person duly elected chief executive officer of the Company with the prior approval of the Management Voting Trust) (the "CEO") shall be a Voting Trustee, any action (i) approved in writing or at a meeting by the CEO and any two other Voting Trustees, and (ii) any action approved over the objection of the CEO at a meeting of Voting Trustees by a vote of that number of Voting Trustees as equals not less than the total number of Voting Trustees then in office minus two, shall constitute the action of, and shall be binding upon, the Management Voting Trust (unless there shall be fewer than seven Voting Trustees then in office, in which event any action under clause (ii) shall require the vote of all the Voting Trustees other than the CEO). Subject to paragraph (b) below, if at any time there is no CEO, or if the chief executive officer of the Company was not approved in advance by the Management Voting Trust, a majority vote of the Voting Trustees then in office shall be sufficient to constitute the action of, and shall be binding upon, the Management Voting Trust, unless and until a new CEO is elected with the prior approval of the Management Voting Trust.

            (b) Pursuant to the voting rules set forth in Section 4.1(a) above, as they may be amended pursuant to this Section 4.1(b), the Voting Trustees may remove one or more Voting Trustees, elect one or more replacement Voting Trustees, increase or decrease the number of Voting Trustees, elect additional Voting Trustees to fill any vacancies, or amend the voting rules set forth in
Section 4.1(a), but in no event shall there be more than eleven Voting Trustees. In the event that there are fewer than six Voting Trustees, the Voting Trustees then in office shall promptly elect at least that number of new Voting Trustees sufficient to increase the total number of Voting Trustees to six, but the validity of any action taken by the Voting Trustees pursuant to this Section 4.1 shall not be affected by the fact that there are fewer than six Voting Trustees in office at the time such action is taken.

            4.2 Meetings; Notice. Regular meetings of the Management Voting Trust may be held without notice at such places and times as shall be determined from time to time by the Voting Trustees. Special meetings of the Management Voting Trust may be called by the CEO or by any other two Voting Trustees on at least twenty-four hours' written notice to each Voting Trustee (except to any Voting Trustee who attends such meeting or waives such notice in writing, whether prior to or following such meeting) delivered personally or by telegram or facsimile transmission or by electronic mail. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. The requirement of notice may be waived by any Voting Trustee in writing prior to or following the meeting, or by such Voting Trustee's attendance at the meeting. Action may also be taken by an action in writing executed by the requisite number of Voting Trustees, in which event prompt notice of such act shall be given to all other Voting Trustees.

            4.3 Powers of Management Voting Trustees. The Voting Trustees, as trustees of the Management Voting Trust, shall have the full and unqualified right, power and authority, and are hereby fully and exclusively empowered and authorized from the date of this Agreement until its expiration or sooner termination, including all extensions of its term, to vote in person or by proxy, and to execute written consents in lieu of voting with respect to, all shares of Common Stock and Money Market Preferred Stock held by the Voting Trustees and registered in their names, as trustees of the Management Voting Trust, at every annual and special meeting of the


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stockholders of the Company, or in connection with action by written consent of stockholders in lieu of a meeting, and shall have full and complete authority to vote upon any and all questions arising at any such meetings or in connection with such action by written consent, including without limitation the sale or mortgage of all of the assets and property of the Company, its merger with any other corporation or its dissolution. The Voting Trustees shall have no liability to any Management Investor for any act or omission unless the Management Investor shall sustain the burden of establishing by clear and convincing evidence that such act or omission was not taken in good faith or was not reasonably believed to be in or not opposed to the best interests of the Company and the Management Investors as a group, and then only to the extent of actual, proximate, quantifiable damages. In any action by the holder of any Voting Trust Certificate against any Voting Trustee or the Management Voting Trust, whether at law or in equity, the prevailing party shall be entitled to the reimbursement of such party's legal fees and expenses in connection with such action.

            4.4 Authority to Enter Into Stockholders' Agreement. Each Management Investor hereby authorizes the Management Voting Trust to become a party to the Stockholders' Agreement, which is being entered into concurrently herewith, and to act on behalf of such Management Investor, pursuant to Article V and Section
6.05 of the Stockholders' Agreement.

            4.5 Construction. The Voting Trustees shall be fully authorized and empowered to construe this Agreement, and their construction of the same in good faith shall be final, conclusive and binding upon all holders of the Voting Trust Certificates and on all other parties interested.

            4.6 Qualifications of the Voting Trustees. The Voting Trustees shall not be required to give any bond or security for the discharge of their duties hereunder. Each Voting Trustee may act as, and receive compensation as, director, officer, or agent of the Company or any Subsidiary or Affiliate thereof. Any Voting Trustee may be, but is not required to be, a beneficiary of the Voting Trust. All Voting Trustees shall be officers of the Company and if any Voting Trustee shall cease to be an officer of the Company, such person's term as a Voting Trustee shall terminate automatically.

            4.7 Compensation; Reimbursement. The Voting Trustees shall not be entitled to compensation for their services performed in their capacity as Voting Trustees. Each Voting Trustee shall be entitled to reimbursement from the Company for reasonable expenses and charges which may be incurred as Voting Trustee, including the fees of such agents, attorneys and counsel (who may be agents, attorneys or counsel to the Company, if so selected by the Voting Trustee) as such Voting Trustee may reasonably deem necessary and proper for the carrying out of this Agreement (it being understood that each Voting Trustee shall be entitled to retain and be reimbursed for the reasonable expenses and charges of separate counsel if such Voting Trustee reasonably believes such separate representation to be advisable), and all taxes or other governmental charges paid or incurred as a result of the transfer or issuance of any Common Stock or Voting Trust Certificates or in respect of the ownership of Common stock held as trustee or in respect of any dividends, distributions or other rights in respect of such stock. Any such charges or expenses incurred shall be promptly reimbursed to the Voting Trustees by the Company.


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            4.8 Resignation. A Voting Trustee may resign at any time by written notice of such resignation to the Company and to the other Voting Trustees. Such resignation shall take effect upon delivery to the Company (unless otherwise specified in such notice), whereupon all powers, rights and obligations of the resigning Voting Trustee under this Agreement shall cease and terminate.

            5. Indemnification of Voting Trustees by the Company and Management Investors. The Company hereby agrees to assume liability for and does hereby indemnify, protect, save and hold harmless the Voting Trustees and their successors, assigns, agents and servants to the full extent lawful from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever ("Losses") that may be imposed, incurred by or asserted against the Voting Trustees or any of them individually in any way relating to or arising under this Agreement or the enforcement of any of the terms hereof or in any way relating to or arising out of the administration of the trusts created hereby or the action or inaction of the Management Voting Trust hereunder, unless the Company shall sustain the burden of proving by clear and convincing evidence that such Losses were proximately caused by an act or omission on the part of such Voting Trustee or Voting Trustees that was not taken in good faith or that was not reasonably believed to be in or not opposed to the best interests of the Company and the Management Investors as a group. The Company shall advance to any Voting Trustee all reasonable expenses in connection with litigation arising under this Agreement or the enforcement of any of the terms hereof or in any way relating to or arising out of the administration of the trusts created hereby or the action or inaction of the Management Voting Trust hereunder, including, but not limited to, expenses in connection with litigation in which such Voting Trustee purports to seek to enforce any portion of this Agreement. A Voting Trustee shall be required to execute an undertaking agreeing to repay the Company the amount so advanced in the event it is ultimately determined that such Voting Trustee is not entitled to indemnification with respect to such Losses, but the Voting Trustee shall not be required to give a bond or any security for the advancement of such expenses. To the extent insurance is available on commercially reasonable terms, the Company will procure and maintain (for the benefit of the Company and the Voting Trustees) insurance covering the Voting Trustees at least to the extent their conduct would give rise to indemnification hereunder. The provisions contained in this Section 5 shall survive the termination of this Voting Trust Agreement.

            A Voting Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by it in pursuance hereof if such agent or attorney shall have been selected with reasonable care.

            6. Holders of Voting Trust Certificates Bound; Waiver of Claims Against Voting Trustees. Every registered holder of a Voting Trust Certificate, and every bearer of a Voting Trust Certificate properly endorsed in blank or properly assigned, by the acceptance or holding thereof: (a) shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound thereby with the same force and effect as if such holder or bearer had executed this Agreement; (b) severally agrees to waive and by such act does waive any and all claims of every kind and nature which hereafter each such holder or bearer may have against the Voting Trustees (except as provided in Section 4.3); and (c) agrees to release and by such act does release the Voting Trustees, their successors and assigns, from any liability whatsoever arising out of or in connection with the exercise of their powers or the performance of their duties under this Agreement, except as expressly provided in Section 4.3.

            7. Termination and Release of Common Stock and Money Market Preferred Stock.

            7.1 Termination Date. (a) The Voting Trust created by this Agreement shall terminate without any notice or other action of the Management Voting Trust at such time as an Initial Public Offering shall have been consummated and
(i) no Person is the owner of more than 20% of the Outstanding Shares, (ii) the number of shares of Common Stock owned by the Management Voting Trust is less than 10% of the Outstanding Shares or (iii) the Voting Trustees shall determine to terminate the Voting Trust pursuant to Section 4.1 hereof.

            (b) If not terminated earlier, the Voting Trust created by this Agreement shall (subject to Section 9.3 hereof) terminate upon the tenth anniversary hereof, unless Management Investors together owning Voting Trust Certificates representing a majority of the voting power of the beneficial interest in shares of Common Stock and Money Market Preferred Stock held by the Management Voting Trust shall agree in writing within six months prior to the tenth anniversary hereof to extend this Agreement for an additional period of not more than ten years, in which case this Agreement shall not terminate as a result of the occurrence of such initial tenth anniversary; provided, however, that any Management Investor who has not agreed to such extension shall not be subject to the extended Agreement and, upon surrender to the Management Voting Trust of all Voting Trust Certificates owned by such Management Investor, shall receive certificates endorsed in blank for shares of Common Stock or Money Market Preferred Stock, as the case may be, representing the same number of shares of Common Stock or Money Market Preferred Stock, as the case may be, as are represented by such Voting Trust Certificates. Notwithstanding the foregoing, if prior to the tenth anniversary of this Agreement, the New York Business Corporation Law is amended to permit voting trusts to have a duration in excess of ten years, and such amendment would be applicable to the Management Voting Trust, this Agreement shall terminate (if not theretofore terminated pursuant to Section 7.1(a)) on the earlier of the 20th anniversary hereof or the earliest date required by law.

            7.2 Exchange of Shares and Voting Trust Certificates. (a) Upon termination of this Agreement, the Management Voting Trust, in exchange for or upon surrender of any Voting Trust Certificates then outstanding, shall, in accordance with the terms thereof and the certificates for shares of Common Stock or Money Market Preferred Stock, as the case may be, received and held by it under this Agreement, deliver to the holders of Voting Trust Certificates, certificates endorsed in blank for shares of Common Stock or Money Market Preferred Stock, as the case may be, representing the same number of shares of Common Stock or Money Market Preferred Stock, as the case may be, as are represented by such Voting Trust Certificates, and thereupon all liability of the Management Voting Trust for delivery of such certificates shall terminate.

            (b) Notwithstanding Sections 1 and 2 hereof, from and after such time as a holder of Voting Trust Certificates is permitted under the Stockholders' Agreement to transfer shares of Common Stock through sales pursuant to an effective registration statement or in compliance with paragraph (f) of Rule 144 under the Exchange Act (whether or not Rule 144 is applicable) and, thereafter, in the event of such a Transfer, upon surrender and delivery by such holder to the Management Voting Trust of any Voting Trust Certificate, the Management Voting Trust shall deliver to such holder certificates endorsed in blank for shares of Common Stock representing the same number of shares of Common Stock as are represented by the Voting Trust Certificate so surrendered and delivered, and thereupon all liability of the Management Voting Trust for delivery of such certificates shall terminate; provided, however, that the Management Voting Trust shall not make any such delivery pursuant to this Section 7.2(b) unless such holder has delivered to the Management Voting Trust (i) a certificate of his or her intention to make such a sale and (ii) an irrevocable proxy in favor of the Voting Trustees to vote in person or by proxy, or to execute written consents in lieu of voting with respect to, all shares of Common Stock represented by the certificates so delivered to such holder, which proxy shall terminate upon such sale; and, provided, further, that notwithstanding any such delivery, unless such shares of Common Stock are sold by such holder within 30 days after such delivery, such holder shall be obligated to transfer such shares of Common Stock back to the Management Voting Trust pursuant to Section 1.1 hereof upon the expiration of such 30-day period.

            (c) It shall be a condition of the delivery of certificates for shares of Common Stock to any holder surrendering Voting Trust Certificates to the Management Voting Trust pursuant to Section 7.2(a) or (b) hereof that such holder has executed such documents as the Company may request with respect to such holder's continuing agreement to be bound by the covenants set forth in
Section 8 after such delivery and after the termination of this Agreement.

            8. Non-Competition; Non-Solicitation; Confidentiality and Termination Notices. (a) Each Management Investor (other than Management Co-Investors or individuals who are Management Investors solely as a result of their ownership of Money Market Preferred Stock) hereby covenants and agrees that:

            (i) for one (1) year after termination of employment with the Company (which term, as used in this Section 8, shall be deemed to include any Affiliate of the Company) for any reason, such Management Investor shall not work for any competitor of the Company on the account of any client of the Company with whom such Management Investor had a direct relationship or as to which such Management Investor had a significant supervisory responsibility or otherwise was significantly involved at any time during the two years prior to such termination;

            (ii) for six (6) months after termination of employment with the Company for any reason, with respect to a Management Investor whose principal responsibilities are of a corporate nature or for a corporate department (e.g., finance, tax, treasury, legal, business affairs, etc.) and do not principally involve client service related functions, such Management Investor shall not work for a principal competitor of the Company in a substantially similar corporate function as such Management Investor held with the Company during the two-year period prior to termination of employment or with respect to a Management Investor whose principal responsibilities are of a client service related nature (e.g., creative, account management, etc.), such Management Investor shall not work for a competitor of the Company on the account of any substantial competitor of any client of the Company for which such Management Investor had substantial responsibility during the two-year period prior to termination of employment and shall not work directly for such a competitor of such a client;

                  (iii) for one (1) year after termination of employment with the Company for any reason, such Management Investor may not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee of the Company (as of the date of termination) or any person who, as of the date of termination, was in the process of being recruited by the Company or induce any such employee to terminate his or her employment with the Company;

                  (iv) such Management Investor shall retain in strictest confidence all confidential information of the Company and its clients learned by such Management Investor during the period of his or her employment, and shall not disclose any of such information to anyone outside the Company, except in the course of his or her duties for the Company or with the Company's express written consent;

                  (v) such Management Investor shall give six weeks written notice prior to voluntary termination, unless a shorter period is approved by the Company; and

                  (vi) the covenants contained in this Section 8(a) are for the benefit of the Company, shall survive any termination of this Agreement and may be waived in whole or in part for one or more Management Investors by the Company without the consent of the Voting Trustees or any Management Investor.

            (b) The Company agrees to give each Management Investor six months severance pay upon termination by the Company of his or her employment other than for Cause.

            (c) To the extent permitted by applicable law, each Management Investor waives any and all rights he or she may have to any severance pay (or similar compensation) or any claim to damages under any employment agreement (i) in excess of, or in addition to, the severance pay under Section 8(b) hereof under any law or regulation or (ii) pursuant to any agreement entered into prior to the date of the Contribution Agreement.

            9. Miscellaneous.

            9.1 Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns.

            9.2 Amendment and Waiver. This Agreement may be amended, modified or supplemented or any term or condition waived only by a written instrument executed by the parties hereto.

            9.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflict laws; provided, however, that from and after the Company Merger, (a) this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflict laws and Section 7.1(b) shall be deemed deleted from this Agreement, and (b) each Management Investor agrees to submit to personal jurisdiction and to waive any objection as to venue of the Court of Chancery in the State of Delaware in connection with any action arising out of or relating to this Agreement. Service of process on any of the parties hereto in any action arising out of or relating to this Agreement shall be effective if served upon such party in accordance with Section 9.8 hereof.

            9.4 Specific Performance. The parties hereto agree that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that the parties shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity.

            9.5 Unenforceability. If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provisions to other persons or circumstances shall not be affected, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

            9.6 Headings. The headings of articles and sections contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties, and shall not affect the meaning or interpretation of this Agreement.

            9.7 Copies on File. Copies of this Agreement and of every agreement amending or supplementing this Agreement shall be kept at the office of the Secretary of the Company at the principal executive office of the Company and at the registered office of Y&R DEL (which, following the Company Merger, will be the registered office of the Company) in the State of Delaware and shall be open to inspection in accordance with the requirements of law.

            9.8 Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

                 (a)  If to the Company:

                 Young & Rubicam Inc.
                 285 Madison Ave.
                 New York, New York 10017-6486
                 Attention:  Stephanie W. Abramson, Esq.
                 Facsimile:  (212) 210-5544

                 (b)  If to the Voting Trustees:

                 Trustees of the Management Voting Trust
                 do Young & Rubicam Inc.

                 285 Madison Avenue
                 New York, New York 10017-6436
                 Attention:  Stephanie W. Abramson,
                             Voting Trustee Representative
                 Facsimile: (212) 210-5544

                  (c) If to any Management Investor, at the latest address of such Management Investor as recorded in the employment records of the Company or its subsidiaries or, as to the Company or the Voting Trustees, to such other address as such party (including the Restricted Stock Trust) shall from time to time designate by written notice to the other parties.

            9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same Agreement.

            9.10 Restricted Stock Trust Agreement. The parties hereto agree that the rights, duties and liabilities of the trustee of the Restricted Stock Trust pursuant to this Agreement shall be subject to the Restricted Stock Trust Agreement and that in the event of a conflict between the terms of this Agreement and the Restricted Stock Trust Agreement in respect of such rights, duties and liabilities, the terms of the Restricted Stock Trust Agreement shall be controlling.

            IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed as of the date first above written.


                                               YOUNG & RUBICAM INC., a New York
                                                     corporation


                                               By: /s/
                                                  --------------------------
                                               Name:
                                               Title:


                                               YOUNG & RUBICAM HOLDINGS INC.


                                               By: /s/
                                                  --------------------------
                                               Name:
                                               Title:


                                               YOUNG & RUBICAM INC., a Delaware
                                                      corporation


                                               By: /s/
                                                  --------------------------

                                                Name:
                                                Title:


                                                VOTING TRUSTEES

                                                /s/ Peter A. Georgescu
                                                --------------------------
                                                Peter A. Georgescu
                                                Voting Trustee

                                                /s/ Alan J. Sheldon
                                                --------------------------
                                                Alan J. Sheldon
                                                Voting Trustee

                                                /s/ Stephanie W. Abramson
                                                --------------------------
                                                Stephanie W. Abramson
                                                Voting Trustee

                                                /s/ Thomas D. Bell
                                                --------------------------
                                                Thomas D. Bell
                                                Voting Trustee

                                                /s/ Michael J. Dolan
                                                --------------------------
                                                Michael J. Dolan
                                                Voting Trustee

                                                /s/ Mitchell Kurz
                                                --------------------------
                                                Mitchell Kurz
                                                Voting Trustee

                                                /s/ John P. McGarry, Jr.
                                                --------------------------
                                                John P. McGarry, Jr.
                                                Voting Trustee

                                                /s/ Edward H. Vick
                                                --------------------------
                                                Edward H. Vick
                                                Voting Trustee

                                                THE INITIAL MANAGEMENT INVESTORS
                                                      named on Schedule A
                                                      attached hereto


                                                By: /s/ Stephanie W. Abramson
                                                   --------------------------
                                                   Stephanie W. Abramson
                                                   Attorney-in-Fact

                                               YOUNG & RUBICAM RESTRICTED STOCK
                                                      TRUST


                                               By THE BANK OF NEW YORK, Trustee


                                               By: /s/
                                                   --------------------------
                                               Name:
                                               Title:

                                                                    Exhibit 1
                                                                    to
                                                                    Management
                                                                    Voting Trust
                                                                    Agreement


                        Form of Voting Trust Certificate
                                for Common Stock

Certificate No.__________                                          No. of Shares

                          YOUNG & RUBICAM HOLDINGS INC.

                            Voting Trust Certificate
                           for Shares of Common Stock,
                            par value $0.01 per share

                                                                 See Reverse for
                                                             Certain Information

            THIS IS TO CERTIFY THAT, upon the terms and subject to the conditions described in a certain Management Voting Trust Agreement (the "Voting Trust Agreement") pursuant to which this certificate has been issued, dated as of December 12, 1996, by and among Peter A. Georgescu, Alan J. Sheldon, Stephanie W. Abramson, Thomas D. Bell, Michael J. Dolan, Mitchell Kurz, John P. McGarry and Edward H. Vick, as voting trustees (the "Voting Trustees"), Young & Rubicam Inc., a New York corporation ("Y&R NY"), Young & Rubicam Inc., a Delaware corporation ("Y&R DEL"), and Young & Rubicam Holdings Inc., a New York corporation ("Holdings" and, together with its successors by merger, Y&R NY and Y&R DEL, the "Company"), and certain stockholders of the Company, ________________________________________ will be entitled to receive upon termination of the Voting Trust Agreement (or as otherwise provided in the Voting Trust Agreement) certificates for the number of fully-paid and non-assessable shares of common stock, par value $0.01 each, of Holdings (or of shares of common stock, par value $.25 and $0.01, respectively, of its successors by merger, Y&R NY and Y&R DEL, upon the occurrence of such mergers) hereinabove specified (the "Shares") and for the duration of such Voting Trust Agreement, to receive all dividends or distributions (other than, unless otherwise determined by the Voting Trustees, common stock and certain other stock dividends specified in the Voting Trust Agreement), if any, collected by the Voting Trustees upon a like number of the Shares standing in the name of the Voting Trustees. Prior to the actual delivery of such certificates, the Voting Trustees, with respect to any and all of the Shares shall possess and be entitled to exercise, in the manner and to the extent provided in the aforesaid Voting Trust Agreement, all of the rights of every kind of the holder of this certificate, including the right to vote and take part in, or to consent to any corporate or stockholders' action, it being expressly stipulated that no right to vote, or take part in, or to consent to any corporate or stockholders' action, shall pass by, or under, this certificate.

            This certificate is not valid unless signed by at least two of the Voting Trustees and is also subject to the terms and conditions set forth on the reverse side hereof. The holder hereof, by accepting this certificate, manifests his or her consent that the Voting Trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of certificates for Shares which delivery shall not be made without the surrender hereof.

            IN WITNESS WHEREOF, the undersigned Voting Trustees, have caused this certificate to be signed as of the 12th day of December, 1996.


/s/                                             /s/
-----------------------------------             -------------------------------
            ,as Voting Trustee                          , as Voting Trustee

                                                         Exhibit 2
                                                         to
                                                         Management Voting Trust
                                                         Agreement


                        Form of Voting Trust Certificate
                                for Money Market
                                 Preferred Stock

Certificate No._____________                           No. of Shares __________

                          YOUNG & RUBICAM HOLDINGS INC.

                            Voting Trust Certificate
                   for Shares of Money Market Preferred Stock,
                                without par value

                                                                 See Reverse for
                                                             Certain Information

            THIS IS TO CERTIFY THAT, upon the terms and subject to the conditions described in a certain Management Voting Trust Agreement (the "Voting Trust Agreement") pursuant to which this certificate has been issued, dated as of December 12, 1996, by and among Peter A. Georgescu, Alan J. Sheldon, Stephanie W. Abramson, Thomas D. Bell, Michael J. Dolan, Mitchell Kurz, John P. McGarry and Edward H. Vick, as voting trustees (the "Voting Trustees"), Young & Rubicam Inc., a New York corporation ("Y&R NY"), Young & Rubicam Inc., a Delaware corporation ("Y&R DEL"), and Young & Rubicam Holdings Inc., a New York corporation ("Holdings" and, together with its successors by merger, Y&R NY and Y&R DEL, the "Company"), and certain stockholders of the Company, ________________________________________ will be entitled to receive upon termination of the Voting Trust Agreement (or as otherwise provided in the Voting Trust Agreement) certificates for the number of fully-paid and non-assessable shares of money market preferred stock, without par value, (or of shares of money marked preferred stock, without par value, of its successors by merger, Y&R NY and Y&R DEL, upon the occurrence of such mergers) hereinabove specified (the "Shares") and for the duration of such Voting Trust Agreement, to receive all dividends or distributions (other than, unless otherwise determined by the Voting Trustees, money market preferred stock and certain other stock dividends specified in the Voting Trust Agreement), if any, collected by the Voting Trustees upon a like number of the Shares standing in the name of the Voting Trustees. Prior to the actual delivery of such certificates, the Voting Trustees, with respect to any and all of the Shares shall possess and be entitled to exercise, in the manner and to the extent provided in the aforesaid Voting Trust Agreement, all of the rights of every kind of the holder of this certificate, including the right to vote and take part in, or to consent to any corporate or stockholders' action, it being expressly stipulated that no right to vote, or take part in, or to consent to any corporate or stockholders' action, shall pass by, or under, this certificate.

            This certificate is not valid unless signed by at least two of the Voting Trustees and is also subject to the terms and conditions set forth on the reverse side hereof. The holder hereof, by accepting this certificate, manifests his or her consent that the Voting Trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of certificates for Shares which delivery shall not be made without the surrender hereof.

            IN WITNESS WHEREOF, the undersigned Voting Trustees, have caused this certificate to be signed as of the 12th day of December, 1996.


/s/                                             /s/
-----------------------------------             -------------------------------
            ,as Voting Trustee                          , as Voting Trustee

                                 [REVERSE SIDE]

            Notice is hereby given that the securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or non-U.S. jurisdiction. The securities cannot be offered, sold, transferred or otherwise disposed of except (i) pursuant to an effective registration statement or amendment thereto under such act and any other applicable laws or (ii) pursuant to an exemption from, or in a transaction not subject to the registration requirements of such act and such other applicable laws.

            The sale, transfer or other disposition of the securities represented by this certificate and certain other rights and obligations of the holder of this certificate are also subject to the Voting Trust Agreement and the Stockholders' Agreement, dated as of December 12, 1996, by and among the Company and the other parties thereto (copies of which are available for review at the principal office of the Company by contacting the Secretary of the Company) and the Company reserves the right to refuse the transfer of such securities until all terms and conditions have been fulfilled with respect to such transfer as set forth in such agreements.